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                                                                     EXHIBIT 23


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 25, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Computer Horizons Corp. on Form 10-K/A for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Computer Horizons Corp. on Forms S-3 (File No. 333-33665, effective September 24, 1997, File No. 333-44417, effective February 27, 1998, and File No. 333-48877, effective March 30, 1998) and on Forms S-8 (File No. 033-41726, effective July 16, 1991, File No. 033-59437, effective May 18, 1995, File No. 033-64763, effective December 5, 1995, File No. 333-60751, effective August 5, 1998, File No. 333-74579, effective March 17, 1999 and File No. 333-104126 effective March 28, 2003).


                                            /s/ GRANT THORNTON LLP
                                            ------------------------------
                                            GRANT THORNTON LLP
                                            EDISON, NEW JERSEY
                                            DECEMBER 23, 2003